EXHIBIT 10.3.1

FORM OF AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDED AND RESTATED ADVISORY AGREEMENT, dated as of                     , 2009, is between CNL Macquarie Global Income Trust, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), CNL Macquarie Income, LP, a limited partnership organized under the laws of the State of Delaware (the “Operating Partnership”), and CNL Macquarie Global Income Advisors, LLC, a limited liability company organized under the laws of the State of Delaware (the “Advisor”), and amends and restates in its entirety that certain Advisory Agreement by and among the aforementioned parties, dated April 7, 2009.

W I T N E S S E T H

WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement (No. 333-158478) and amendments thereto on Form S-11 registering 150,000,000 shares of its common stock, par value $0.01 per share (as defined below), to be offered to the public, and the Company may subsequently issue Securities (as defined below) other than such shares or otherwise raise additional capital;

WHEREAS, the Company intends to qualify as a REIT (as defined below), and invest its funds in investments permitted by the terms of the Prospectus (as defined below) and Sections 856 through 860 of the Code (as defined below);

WHEREAS, the Company is the sole owner of the general partner of the Operating Partnership and intends to conduct all of its business and make all investments in Real Property, Real Estate Related Securities, Loans and Permitted Investments (each as defined below), through the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision, of the Board of Directors (as defined below) of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

(1)        Definitions.    As used in this Advisory Agreement (the “Agreement”), the following terms have the definitions hereinafter indicated:

Acquisition Expenses.    Any and all expenses, exclusive of Acquisition Fees, incurred by the Company, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, acquisition, development or construction of any investment, including any Real Property, Real Estate Related Securities, Loans or Permitted Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, and the costs of performing due diligence.

Acquisition Fees.    Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person, to any other Person (including any fees or commissions paid by or to any Affiliate of the Company, the Operating Partnership or the Advisor) in connection with the selection, evaluation, structure, purchase, development or construction of Real Property or with making or investing in Loans, Real Estate Related Securities or Permitted Investments, including real estate commissions, selection fees, Investment Services Fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Advisor in connection with the actual development and construction of a project.

Advisor.    CNL Macquarie Global Income Advisors, LLC, a limited liability company organized under the laws of the State of Delaware, or any successor advisor to the Company and the Operating Partnership. Notwithstanding the foregoing, a Person hired or retained by CNL Macquarie Global Income Advisors, LLC to perform property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of CNL Macquarie Global Income Advisors, LLC with respect to the Company or the Operating Partnership as a whole shall not be deemed to be an Advisor.

Affiliate or Affiliated.    With respect to any Person, (a) any Person directly or indirectly owning, controlling, or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (d) any executive officer, director, trustee or general partner of such other Person; or (e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. Notwithstanding anything to the contrary contained herein, CNL Global Income Advisors, LLC and its Affiliates, on the one hand, and Macquarie Real Estate Advisory Services LLC and its Affiliates, on the other hand, shall not be deemed Affiliates of each other.

Articles of Incorporation.    The Articles of Incorporation of the Company, as amended or restated from time to time.

Asset.    Any Real Property, Real Estate Related Security, Loan, Permitted Investment or other investment (other than investments in bank accounts or money market funds) owned by the Company, directly or indirectly through one or more of its Joint Ventures or Subsidiaries, and any other investment made by the Company, directly or indirectly through one or more of its Joint Ventures or Subsidiaries.

Asset Management Fee.    Asset Management Fee shall have the meaning set forth in Section 9(a) of this Agreement.

Average Invested Assets.    For a specified period, the average of the aggregate book value of the Assets before deducting depreciation, bad debts or other non-cash reserves computed by taking the average of such values at the end of each month during such period.

Board of Directors, Board or Directors.    The persons holding such office, as of any particular time, under the Articles of Incorporation of the Company, whether they be the Directors named therein or additional or successor Directors.

Bylaws.    The bylaws of the Company, as the same are in effect and may be amended from time to time.

Cause.    With respect to the termination of this Agreement, (a) fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor; or (b) a material breach of this Agreement of any nature whatsoever by the Advisor, which breach is not cured within 30 days of notice given to the Advisor specifying the nature of the alleged breach.

CNL Sponsor.    CNL Financial Group, LLC, a Florida limited liability company.

Code.    The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Common Shares.    The common stock, par value $0.01 per share, of the Company that may be issued from time to time in accordance with the terms of the Articles of Incorporation and applicable law.

Company.    Company shall have the meaning set forth in the preamble of this Agreement.

Company Property.    Any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company, the Operating Partnership, any Subsidiary or any Joint Venture of any of the foregoing (including all rents, income, profits and gains therefrom), and which is owned or held by, or for the account of, the Company, the Operating Partnership, any Subsidiary or any Joint Venture of any of the foregoing.

Construction Fee.    A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a property.

Competitive Real Estate Commission.    A real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.

Contract Purchase Price.    The amount actually paid in respect of the purchase of a Real Property, and the amount budgeted in respect of the development, construction or improvement of a Real Property, the amount of funds advanced with respect to a Loan or the amount actually paid in respect to the purchase of other Real Estate Related Securities or Permitted Investments, in each case exclusive of Acquisition Fees and Acquisition Expenses.

Development Fee.    The fee for the packaging of a Company Property, including negotiating and approving plans and assisting in obtaining zoning and necessary variances and financing for a specific Company Property to be developed or under development, either initially or at a later date.

Director.    A member of the Board of Directors of the Company.

Disposition Fee.    The fee payable to the Advisor under Section 9(c).

Distributions.    Any distributions of money or other property by the Company to owners of Equity Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Distribution Reinvestment Plan.    Any reinvestment plan adopted from time to time by the Company pursuant to which the Company’s stockholders may elect to have the full amount of their cash distributions reinvested in additional Common Shares.

Equity Shares.    Transferable shares of beneficial interest of the Company of any class or series, including Common Shares or Preferred Shares. The use of the term “Equity Shares” or any term defined by reference to the term “Equity Shares” shall refer to the particular class or series of capital stock of the Company which is appropriate under the context.

Excess Amount.    Excess Amount shall have the meaning set forth in Section 12 of this Agreement.

Excess Shares.    Equity Shares that have been designated as “Excess Shares” pursuant to the Company’s Articles of Incorporation.

Expense Year.    Expense Year shall have the meaning set forth in Section 12 of this Agreement.

FINRA.    The Financial Industry Regulatory Authority.

GAAP.    Generally accepted accounting principles as in effect in the United States of America from time to time or such other accounting basis mandated by the U.S. Securities and Exchange Commission.

Good Reason.    With respect to the termination of this Agreement, (a) in connection with a merger, reorganization, business combination, share exchange, acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all of the Equity Shares in one or more related transactions (pursuant to which any such transaction the Stockholders receive cash, Listed or non-Listed equity Securities for their Equity Shares, or combination thereof), sale of substantially all of the assets, or other similar transaction involving the Company or the Operating Partnership; (b) any failure to obtain a satisfactory agreement from any successor to the Company and/or the Operating Partnership to assume and agree to perform the Company’s and/or the Operating Partnership’s obligations under this Agreement, whether or not a majority of the Directors then in office are replaced or removed; or (c) any material breach of this Agreement of any nature whatsoever by the Company and/or the Operating Partnership, which breach is not cured within 30 days of notice given to the Company and/or the Operating Partnership specifying the nature of the alleged breach.

Gross Proceeds.    The purchase price of all Equity Shares sold for the account of the Company through all Offerings, without deduction for Organizational and Offering Expenses or volume or other discounts. For the purpose of computing Gross Proceeds, the purchase price of any Equity Share for which reduced or no Selling Commissions or Marketing Support Fees are paid to the Managing Dealer or a Participating Broker shall be deemed to be the full amount of the Offering price per Equity Share pursuant to the Prospectus for such Offering, with the exception of Equity Shares purchased pursuant to the Company’s Distribution Reinvestment Plan, which will be factored into the calculation using their actual purchase price.

Incentive Fees.    The Subordinated Share of Net Sales Proceeds, the Subordinated Incentive Fee and the Performance Fee.

Independent Director.    Independent Director shall have the meaning set forth in the Articles of Incorporation.

Initial Public Offering.    The Company’s first public offering of Equity Shares pursuant to an effective registration statement filed under the Securities Act of 1933, as amended.

Invested Capital.    The amount calculated by multiplying the total number of Common Shares issued and outstanding by the Offering price per share, without deduction for volume or other discounts or Organizational and Offering Expenses (which price per Common Share, in the case of Common Shares purchased pursuant to the Distribution Reinvestment Plan, shall be deemed to be the actual purchase price), reduced by the amount paid to redeem Common Shares pursuant to the Company’s redemption plan.

Investment Services Fee.    Investment Services Fee shall have the meaning set forth in Section 9(b)(i) of this Agreement.

Joint Ventures.    Those joint venture or partnership arrangements in which the Company, the Operating Partnership or any of its Subsidiaries is a co-venturer or partner and which are established to acquire Real Properties, Real Estate Related Securities, Loans or Permitted Investments.

Liquidity Event.    A Listing or any merger, reorganization, business combination, share exchange, acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all of the Equity Shares in one or more related transactions, or other similar transaction involving the Company or the Operating Partnership pursuant to which the Stockholders receive for their Equity Shares, as full or partial consideration, cash, Listed or non-Listed equity Securities or combination thereof.

Listing or Listed.    The listing of the Common Shares of the Company (or any successor thereof) on a national securities exchange or the receipt by the Company’s Stockholders of securities that are approved for trading on a national securities exchange in exchange for the Company’s Common Shares. With regard to the Company’s Common Shares, upon commencement of trading of the Common Shares of the Company on a national securities exchange, the Company’s Common Shares shall be deemed “Listed”.

Loans.    Mortgage Loans and other types of debt financing provided by or held by the Company from time to time.

Managing Dealer.    CNL Securities Corp., an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the managing dealer for an Offering. CNL Securities Corp. is a member of FINRA.

Market Value.    The value of the Company measured in connection with an applicable Liquidity Event determined as follows (i) in the case of the Listing of the Common Shares of the Company on a national securities exchange, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which the Common Shares are traded, with such period beginning 180 days after Listing of the Company’s Common Shares, (ii) in the case of the receipt by Stockholders of securities of another entity that are approved for trading on a national securities exchange in connection with the consummation of such Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days during which such securities are traded, with such period beginning 180 days after the commencement of trading of such securities or (iii) in the case of the receipt by Stockholders of securities of another entity that are trading on a national securities exchange prior to the consummation of the Liquidity Event, by taking the average closing price or average of bid and asked price thereof, as the case may be, over a period of 30 days ending on the effective date of the Liquidity Event. Any cash consideration received by the Stockholders in connection with any Liquidity Event shall be added to the Market Value determined in accordance with clause (i), (ii) or (iii). In the event that the Stockholders receive non-Listed equity Securities as full or partial consideration with respect to any Liquidity Event, no value shall be attributed to such non-Listed equity Securities and the Market Value in any such Liquidity Event shall be solely with respect to Listed securities and/or cash received in such Liquidity Event, if any, as determined above.

Marketing Support Fee.    The fees payable to the Managing Dealer in connection with the sale of Equity Shares for marketing support.

Mortgage Loans.    In connection with mortgage financing provided by or held by the Company, notes or other evidences of indebtedness or obligations that are secured or collateralized by Real Property owned by the borrowers.

MRE Sponsor.     Macquarie Capital Funds Inc., a Delaware corporation.

NASAA REIT Guidelines.    The Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007.

Net Income.    For any period, the Company’s total revenues determined in accordance with GAAP applicable to such period, less the total expenses determined in accordance with GAAP applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and Acquisition Expenses and Acquisition Fees to the extent not capitalized, excluding any gain from the sale of Assets.

Net Sales Proceeds.    In the case of a transaction described in clause (a) of the definition of Sale, the proceeds of any such transaction less the amount of all selling expenses incurred by or on behalf of the Company or the Operating Partnership, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (b) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company or the Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (c) of such definition, Net Sales Proceeds means the Company’s or Operating Partnership’s pro rata share of the proceeds of any such transaction received by the Joint Venture, less the amount of any selling expenses incurred by or on behalf of the Joint Venture, less the amount of any selling expenses, including legal fees and expenses, incurred by or on behalf of the Company or the Operating Partnership. In the case of a transaction or series of transactions described in clause (d) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company, Operating Partnership or any Joint Venture, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (e) of such definition, Net Sales Proceeds means the proceeds of any such transaction received by the Company or the Operating Partnership less the amount of selling expenses incurred in connection with such transaction. With respect to each of the transactions or series of transactions described above in this definition, Net Sales Proceeds means the proceeds of such transaction or series of transactions less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company, the Operating Partnership or any Joint Venture in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. The repayment of debt shall be deducted from the proceeds of a transaction for the purpose of calculating Net Sales Proceeds.

Offering.    A public offering of Equity Shares pursuant to a Prospectus.

Operating Partnership.    Operating Partnership shall have the meaning set forth in the preamble of this Agreement.

Operating Partnership Agreement.    The Amended and Restated Limited Partnership Agreement of the Operating Partnership between CNL Macquarie Income GP, LLC, a Delaware limited liability company, and the Company, as may be amended from time to time.

OP Unit.    A unit of limited partnership interest in the Operating Partnership.

Organizational and Offering Expenses.    Any and all costs and expenses, including Selling Commissions and the Marketing Support Fee incurred by the Company or any of its Affiliates in connection with the formation, qualification and registration of the Company and the marketing and distribution of Equity Shares in an Offering, including, without limitation, the following: legal, accounting and escrow fees; due diligence expenses; printing, amending, supplementing, mailing and distributing costs; personnel costs associated with processing investor subscriptions and the preparation and dissemination of organizational and offering documents and sales materials; telecopy and telephone costs; charges of transfer agents, registrars, trustees, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of the Equity Shares under federal and state laws.

Ownership Limit.    At any time at which the Company is required to meet the requirements of Section 856(a) of the Code in order to qualify as a REIT, with respect to each class or series of Equity Shares, 9.8% (by vote or value) of the outstanding shares of such Equity Shares.

Participating Broker.    A broker-dealer who is a member of FINRA or who is exempt from broker-dealer registration, and who, in either case, has executed a participating broker or other agreement with the Managing Dealer to sell Equity Shares.

Performance Fee.    The fee payable to the Advisor under Section 18(b).

Permitted Investments.    All investments that are permitted to be made by a REIT under the Code.

Person.    An individual, corporation, partnership, trust, joint venture, limited liability company or other entity or association.

Preferred Shares.    Any class or series of preferred stock, par value $0.01 per share, of the Company that may be issued from time to time in accordance with the terms of the Articles of Incorporation and applicable law.

Priority Return.    As of any date, an aggregate amount equal to an 8% cumulative, non-compounded, annual return on Invested Capital, prorated for any partial year. For purposes of calculating the Priority Return for any calendar year or portion thereof, the Company will use the daily weighted average amount of Invested Capital for such period.

Prospectus.    The most recent final prospectus of the Company relating to the Common Shares as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Real Estate Asset Value.    The value of Real Properties wholly owned by the Company, the Operating Partnership and/or any of their respective Subsidiaries, determined on the basis of cost (before non-cash reserves and depreciation), plus, in the case of Real Properties owned by any Joint Venture or partnership in which the Company, the Operating Partnership and/or any of their Subsidiaries is the co-venturer or partner, the Company’s, Operating Partnership’s or such Subsidiary’s, as applicable, proportionate share of the value of such Real Properties determined on the basis of cost (before non-cash reserves and depreciation); provided, however, that during periods in which the Board is determining on a regular basis the current value of the Company’s net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, the “Real Estate Asset Value” shall be equal to the greater of (i) the amount determined pursuant to the foregoing or (ii) the most recent aggregate valuation of the Real Properties established by the most recent independent valuation reports (before non-cash reserves and depreciation). For the purpose of the foregoing, the cost basis of a Real Property shall include the original contract price thereof plus any capital improvements made thereto, exclusive of Acquisition Fees and Acquisition Expenses.

Real Estate Related Securities.    The real estate related securities investments, or such investments the Board of Directors and the Advisor mutually designate as Real Estate Related Securities to the extent such investments could be classified as either Real Estate Related Securities or Real Property, which are owned from time to time by the Company, the Operating Partnership, Subsidiaries or Joint Ventures.

Real Property.    (a) Land, including the buildings located thereon, (b) land only and/or (c) the buildings only, which are owned from time to time by the Company or the Operating Partnership, either directly or through Subsidiaries, joint venture arrangements or other partnerships, or (d) such investments the Board of Directors and the Advisor mutually designate as Real Property to the extent such investments could be classified as either Real Property or Real Estate Related Securities. Properties sold by the Company, the Operating Partnership or any of their Subsidiaries to tenancy-in-common investors shall be deemed Real Property for the purposes of this definition so long as (x) such properties are being leased by the Company, the Operating Partnership or any of their Subsidiaries from the tenancy-in-common investors, and (y) such properties are reflected as assets of the Company in accordance with GAAP.

REIT.    A “real estate investment trust” as defined pursuant to sections 856 through 860 of the Code.

Sale or Sales.    Any transaction or series of transactions whereby (a) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, and including any event with respect to any Real Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (b) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (c) any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including any event with respect to any Real Property which gives rise to insurance claims or condemnation awards; (d) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any mortgage or portion thereof (including with respect to any mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (e) the Company, the Operating Partnership or any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof.

Securities.    Any Equity Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing, if and only if any such item is treated as a “security” under the Securities Exchange Act of 1934 or applicable state securities laws.

Selling Commissions.    Any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Equity Shares through Offerings, including, without limitation, selling commissions payable to the Managing Dealer.

Stockholders.    The registered holders of the Company’s Equity Shares.

Subordinated Incentive Fee.    The fee payable to the Advisor under Section 9(e).

Subordinated Share of Net Sales Proceeds.    The fee payable to the Advisor under Section 9(d).

Subsidiary.    Any corporation, limited liability company, partnership, business trust or other entity of which the Company, directly or indirectly, owns or controls at least fifty percent (50%) of the voting securities or economic interests.

Termination Date.    The date of termination of this Agreement.

Termination Event.    The termination or non-renewal of this Agreement (a) by the Advisor for Good Reason or (b) by the Company and the Operating Partnership other than for Cause.

Total Operating Expenses.    All costs and expenses paid or incurred by the Company, as determined under GAAP, that relate in any way to the operation of the Company or to corporate business, including Asset Management Fees and other fees paid to the Advisor, but excluding (a) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of Equity Shares, (b) interest payments, (c) taxes, (d) non-cash expenditures such as depreciation, amortization and bad debt reserves, (e) the Performance Fee, the Subordinated Incentive Fee, the Subordinated Share of Net Sales Proceeds and any other incentive fees paid in compliance with the NASAA REIT Guidelines, (f) Acquisition Fees and Acquisition Expenses, (g) real estate commissions on the Sale of Real Property, (h) Disposition Fees (however, any Disposition Fee paid to an Affiliate or related party of the Advisor in connection with the disposition of Securities as provided in Section 9(c) shall not be so excluded), (i) property management fees and leasing commissions or other amounts incurred pursuant to property management agreements, (j) property or investment direct operating expenses, and (k) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of Total Operating Expenses set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

2%/25% Guidelines.    The requirement pursuant to the NASAA REIT Guidelines that, in any 12-month period, Total Operating Expenses shall not exceed the greater of 2% of the Company’s Average Invested Assets during such 12-month period or 25% of the Company’s Net Income over the same 12-month period.

(2)        Appointment.    The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

(3)        Duties of the Advisor.    The Advisor undertakes to use its commercially reasonable efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Directors. In performance of this undertaking, subject to the supervision of the Directors and consistent with the provisions of the Prospectus, Articles of Incorporation and Bylaws of the Company, and the Operating Partnership Agreement, the Advisor shall, either directly or by engaging any such Person, including an Affiliate, that it deems qualified:

(a)        serve as the Company’s and the Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Company’s and the Operating Partnership’s Assets and investment policies;

(b)        provide the daily management of the Company and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Operating Partnership;

(c)        investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing;

(d)        consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s and the Operating Partnership’s financial policies, and, as necessary, furnish the Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company and/or the Operating Partnership;

(e)        subject to the provisions of Sections 3(g) and 4 hereof: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments will be made; (iii) make investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, investments; and (v) enter into leases and service contracts for Real Property and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Property;

(f)        upon request, provide the Directors with periodic reports regarding prospective investments;

(g)        obtain the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board, as the case may be, for any and all investments in and dispositions of Real Properties;

(h)        make investments in and dispositions of Real Estate Related Securities, Loans and Permitted Investments within the discretionary limits and authority as granted by the Board;

(i)        negotiate on behalf of the Company and the Operating Partnership with banks or lenders for loans to be made to the Company and the Operating Partnership, and negotiate on behalf of the Company and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Equity Shares and Securities or obtain loans for the Company and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Operating Partnership;

(j)        obtain reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company and/or the Operating Partnership in Real Properties, Real Estate Related Securities, Loans and Permitted Investments;

(k)        from time to time, or at any time reasonably requested by the Directors, make reports to the Directors of its performance of services to the Company and the Operating Partnership under this Agreement;

(l)        provide the Company and the Operating Partnership with all necessary cash management services;

(m)      do all things necessary to assure its ability to render the services described in this Agreement;

(n)      deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in and valuations of Real Properties, Real Estate Related Securities, Loans and Permitted Investments as may be required to be obtained by the Board;

(o)        effect any private placement of OP Units, tenancy-in-common or other interests in Real Properties as may be approved by the Board;

(p)        make necessary regulatory filings, including filing tax returns on behalf of the Company and the Operating Partnership;

(q)        prepare or oversee third parties in preparing all financial reports, statements or analysis required by regulatory authorities or the Board;

(r)        provide investor relations services to the Company;

(s)        provide Sarbanes-Oxley compliance for the Company, the Operating Partnership and their respective subsidiaries;

(t)        provide tax compliance for the Company, the Operating Partnership and their respective subsidiaries;

(u)        provide foreign currency management (including foreign currency hedging); and

(v)        notify the Board of all proposed transactions not otherwise described above, the value of which exceeds an amount which may be designated by the Board from time to time, before they are completed.

Notwithstanding the foregoing, the Advisor may delegate any of the foregoing duties to any Person, including an Affiliate, so long as the Advisor remains responsible for the performance of the duties set forth in this Section 3.

(4)      Authority of the Advisor.

(a)        Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Directors over the management of the Company, the Board hereby delegates to the Advisor the authority to take those actions set forth in Section 3.

(b)        Notwithstanding the foregoing, any investment in a Real Property, Real Estate Related Security, Loan or Permitted Investment, including any acquisition or disposition of Real Property by the Company or the Operating Partnership (including any financing of such acquisition), will require the prior approval of the Directors, any particular Directors specified by the Board or any committee of the Board, or otherwise come within the authority delegated by the Board to the Advisor, as the case may be.

(c)        If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information required by them to properly evaluate the proposed transaction.

The prior approval of a majority of the Independent Directors not otherwise interested in the transaction and a majority of the Directors not otherwise interested in the transaction will be required for each transaction to which the Advisor or its Affiliates is a party.

The Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4. If and to the extent the Directors so modify or revoke the authority contained herein, the Advisor shall henceforth submit to the Directors for prior approval such proposed transactions involving investments in Real Properties, Real Estate Related Securities, Loans or Permitted Investments as thereafter require prior approval, provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

(5)      Bank Accounts.    The Advisor may establish and maintain one or more bank accounts in the name of the Company and the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company and/or the Operating Partnership, under such terms and conditions as the Directors may approve, provided that no funds shall be commingled with the funds of the Advisor. The Advisor shall from time to time render appropriate accountings of such collections and payments to the Directors and to the auditors of the Company. Notwithstanding the foregoing, the Advisor may delegate its duties under this Section 5 to any Person, including an Affiliate, so long as the Advisor remains responsible for the performance of its duties under this Section 5.

(6)      Records; Access.    The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company and the Operating Partnership, at any time and from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership as necessary to perform its duties pursuant to this Agreement.

(7)      Limitations on Activities.    Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT; (b) subject the Company to regulation under the Investment Company Act of 1940, as amended; or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Directors, in which case the Advisor shall notify promptly the Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Directors so given. Notwithstanding the foregoing, neither the Advisor nor any subadvisor, nor any of their respective directors, officers, employees, agents, members, stockholders or other Affiliates shall be liable to the Company, the Directors or Stockholders for any act or omission by the Advisor or any subadvisor, or any of their respective directors, officers, employees, agents, members, stockholders or other Affiliates taken or omitted to be taken in the performance of their duties under this Agreement, except as provided in Section 20 of this Agreement, and such parties shall be intended third party beneficiaries of this Section.

(8)      Relationship with Directors.    Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate may serve as a Director and as officers of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Articles of Incorporation.

(9)      Fees.

(a)        Asset Management Fee.    The Company or the Operating Partnership shall pay to the Advisor as compensation for the advisory services rendered to the Company and the Operating Partnership under Section 3 above a monthly fee of an amount equal to 0.08334% of the sum of the Company’s and the Operating Partnership’s respective Real Estate Asset Value (without duplication), plus the outstanding principal amount of any Loans made, plus the amount invested in Permitted Investments (excluding Real Estate Related Securities and other Securities), and a monthly fee of an amount equal to 0.1042% on the book value of Real Estate Related Securities and other Securities, in each case as of the end of the preceding month (the “Asset Management Fee”). The Asset Management Fee shall be payable monthly on the first business day following the last day of such month. The Asset Management Fee shall not exceed fees which are competitive for similar services in the same geographic area, and may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

(b)        Acquisition Fees.

(i)  Investment Services Fee.    The Advisor shall receive as compensation for services rendered in connection with the selection, evaluation, structure and purchase of Real Properties or Permitted Investments that are not Securities, or the making or acquisition of Loans that are not Securities, a fee (the “Investment Services Fee”) in the amount of (A) with respect to each (W) Real Property acquired directly by the Company or the Operating Partnership, 3.0% of the Contract Purchase Price of such asset, or (X) Loan or Permitted Investment that is not a Security acquired or made directly by the Company or the Operating Partnership, 2.0% of the amount invested, and (B) with respect to each (Y) Real Property acquired indirectly by the Company or the Operating Partnership through one or more of its Affiliates or Joint Ventures, 3.0% of the Contract Purchase Price of such asset multiplied by the Company’s or the Operating Partnership’s percentage equity interest in such Affiliates or Joint Ventures, or (Z) Loan or Permitted Investment that is not a Security acquired or made indirectly by the Company or the Operating Partnership through one or more of its Affiliates or Joint Ventures, 2.0% of the amount of the investment, multiplied by the Company’s or the Operating Partnership’s percentage equity interest in such Affiliates or Joint Ventures. Such fees shall be paid to the Advisor as the Company or the Operating Partnership closes on the acquisition of such Asset. Notwithstanding the foregoing, no Investment Services Fee shall be paid to the Advisor in connection with the purchase by the Company or the Operating Partnership of Real Estate Related Securities that are Securities, Permitted Investments that are Securities or Loans that are Securities. In the case of a development or construction project, upon completion of the project, the Advisor shall determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the Investment Services Fee was initially based, the Advisor will pay or invoice the Company for 3.0% of the budget variance such that the Investment Services Fee is ultimately 3.0% of amounts expended on such development or construction project.

(ii)  Other Fees.    The Company or the Operating Partnership may pay the Advisor or its Affiliates fees that are usual and customary for comparable services in connection with the financing, development, construction or renovation of Real Property or the acquisition or disposition of Real Estate Related Securities or Permitted Investments or the making of Loans. In connection with the acquisition of Securities, the Company or the Operating Partnership may pay a brokerage fee that is usual and customary to an Affiliate or related party of the Advisor if, at the time of such payment, such Affiliate or related party is a properly registered and licensed broker dealer (or equivalent) in the jurisdiction in which the Securities are being acquired. Such fees are in addition to the fees described in clause (i) above and payment of such fees will be subject to the prior approval of the Board of Directors, including a majority of the Independent Directors, and will be paid by the Company or the Operating Partnership to such Affiliate or related party upon the closing of the acquisition of the Securities.

(iii)  Limitations on Acquisition Fees.    Acquisition Fees shall be reduced to the extent necessary to limit the total compensation paid to all Persons involved in the acquisition of any Real Properties, Real Estate Related Securities or Permitted Investments or the making of Loans to the amount customarily charged in arm’s-length transactions by other Persons or entities rendering similar services as an ongoing public activity in the same geographic location and for comparable types of Real Properties, Real Estate Related Securities, Loans or Permitted Investments and to the extent that other acquisition fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any Person in connection with the transaction. The total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall be limited in accordance with the Articles of Incorporation.

(c)         Disposition Fee.    If the Advisor, its Affiliates or related parties provide a substantial amount of the services (as determined in good faith by a majority of the Independent Directors) in connection with the Sale of one or more Assets, the Advisor, Affiliate or related party shall receive a Disposition Fee in an amount equal to: (i) in the case of the Sale of Real Property, the lesser of (A) one-half of the Competitive Real Estate Commission, or (B) 3% of the sales price of such Real Property or Properties; and (ii) in the case of the Sale of other Assets (other than Real Property or a Loan), 3% of the sales price of such Asset that is not a Real Property or a Loan. The total of all real estate commissions paid by the Company to all Persons in connection with any Sale of one or more Real Property or Real Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) 6% of the gross sales price of the Real Property or Real Properties. In the case of the Sale of Loans, the Advisor, Affiliate or related party shall receive a Disposition Fee in an amount equal to 1.0% of the contract sales price of any Loan. The Advisor, Affiliate or related party will not receive a Disposition Fee upon the maturity, prepayment, workout, modification or extension of a Loan unless there is a corresponding fee paid by the borrower, in which case the Advisor, Affiliate or related party will receive a Disposition Fee in an amount equal to the lesser of (i) 1.0% of the principal amount of the Loan or (ii) the amount of the fee paid by the borrower in connection with such transaction. If the Company or the Operating Partnership takes ownership of a Real Property as a result of a workout or foreclosure of a Loan, the Advisor, Affiliate or related party will receive a Disposition Fee in an amount equal to 1.0% of the sale price of such Real Property. Any Disposition Fee on any Loan in excess of 1.0% shall require the approval of the majority of the Independent Directors, provided, however, the maximum Disposition Fee on any Loan shall be limited to 3.0% of the contract sales price. Any such Disposition Fee deemed to be earned by the Advisor, Affiliate or related party shall be paid by the Company or the Operating Partnership to the Advisor, Affiliate or related party upon the closing of the Sale. Notwithstanding the foregoing, no Disposition Fee shall be paid to the Advisor in connection with the Sale by the Company or the Operating Partnership of Real Estate Related Securities that are Securities, Permitted Investments that are Securities, or Loans that are Securities; provided, however, a Disposition Fee in the form of a usual and customary brokerage fee may be paid by the Company or the Operating Partnership to an Affiliate or related party of the Advisor in connection with the disposition of Securities if, at the time of such payment, such Affiliate or related party is a properly registered and licensed broker dealer (or equivalent) in the jurisdiction in which the Securities are being sold and has provided substantial services in connection with the disposition of the Securities. Any such Disposition Fee deemed to be earned by such Affiliate or related party shall be paid by the Company or the Operating Partnership to such Affiliate or related party upon the closing of the Sale of the Securities. Any such Disposition Fee paid to an Affiliate or related party of the Advisor in connection with the Sale of Securities shall be included in Total Operating Expenses for purposes of calculating conformance with the 2%/25% Guidelines.

(d)        Subordinated Share of Net Sales Proceeds.    The Subordinated Share of Net Sales Proceeds shall be payable to the Advisor in an amount equal to 15% of the amount by which (i) the sum of (A) Net Sales Proceeds from Sales, and (B) the total Distributions paid to holders of Common Shares from the Company’s inception through the measurement date, and (C) the total of any Incentive Fees paid from inception through the measurement date exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to pay the holders of Common Shares a Priority Return from the Company’s inception until the measurement date, including those paid prior to the date of payment. Such amount shall be paid no later than 30 days after the Sale generating Net Sales Proceeds closes; provided that any amount that may be payable shall be reduced by all prior Incentive Fees paid. Following Listing, no Subordinated Share of Net Sales Proceeds will be paid to the Advisor.

(e)        Subordinated Incentive Fee.    Upon a Liquidity Event, the Advisor shall be paid the Subordinated Incentive Fee in an amount equal to 15% of the amount by which (i) the sum of (A) the Market Value, and (B) the total Distributions declared (and payable with respect to a record date prior to the effective date of the applicable Liquidity Event and a payment date after the date of such Liquidity Event) or paid to holders of Common Shares from the Company’s inception until the effective date of the Liquidity Event, and (C) the total of any Incentive Fees paid from inception through the effective date of the Liquidity Event exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to pay the holders of Common Shares a Priority Return from the Company’s inception through the effective date of the Liquidity Event, including those paid prior to such date of determination. Such amount shall be reduced by all prior Incentive Fees paid. The Company shall have the option to pay such fee in the form of cash or Listed Equity Shares (subject to reasonable and customary lock-up provisions) or any combination of the foregoing.

(f)        No Duplication of Incentive Fees.    Incentive Fees may be calculated and paid with respect to multiple transactions or events if there is not a single transaction or event that constitutes a Liquidity Event for all of the Company’s assets or all of the Equity Shares. However, in no event will there be any duplication in the payment of Incentive Fees with respect to any particular assets or Equity Shares of the Company.

(10)      Expenses.

(a)        In addition to the compensation paid to the Advisor pursuant to Section 9 hereof, the Company or the Operating Partnership shall reimburse the Advisor for all of the expenses paid or incurred by the Advisor and its Affiliates or subadvisors, if applicable, in connection with the services provided by the Advisor (or on behalf of the Advisor by its Affiliates or subadvisors, if applicable) to the Company and the Operating Partnership pursuant to this Agreement, including, but not limited to:

(i)        the Company’s Organizational and Offering Expenses; provided, however, that the aggregate of the Organizational and Offering Expenses paid by the Company shall not exceed 15% of Gross Proceeds, and within 60 days after the end of the month in which the Offering terminates, the Advisor shall reimburse the Company or the Operating Partnership for any Organizational and Offering Expenses to the extent that any reimbursement received by the Advisor pursuant to this Section 10(a)(i) exceeds the maximum amount permitted or, at the option of the Company or the Operating Partnership, such excess shall be subtracted from the next reimbursement of expenses to be made by the Company or the Operating Partnership pursuant to this Section 10(a)(i). The Advisor shall pay or directly reimburse the Company to the extent that any Organizational and Offering Expenses exceed 15% of Gross Proceeds;

(ii)        Acquisition Expenses incurred in connection with the selection, acquisition, development or construction of Assets;

(iii)        the actual cost of goods and services used by the Company and the Operating Partnership and obtained from entities not Affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Real Estate Related Securities;

(iv)        interest and other costs for borrowed money, including discounts, points and other similar fees;

(v)        taxes and assessments on income of the Company, the Operating Partnership or its Subsidiaries or in connection with any Assets;

(vi)        all costs and insurance premiums required in connection with the business of the Company and the Operating Partnership, including providing Directors and Officers insurance to the Directors;

(vii)        expenses of managing and operating Real Properties owned by the Company and the Operating Partnership, whether payable to an Affiliate of the Company and the Operating Partnership or a non-Affiliated Person;

(viii)        payments and expense reimbursements to the Directors and meetings of the Directors and Stockholders;

(ix)        expenses associated with a Listing, if applicable, or with the issuance and distribution of Equity Shares and Securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees and Listing and registration fees and costs;

(x)        expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(xi)        expenses of organizing, revising, amending, converting, modifying, or terminating the Company, the Operating Partnership, the Articles of Incorporation or the Operating Partnership Agreement;

(xii)        expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)        personnel costs and related overhead costs of personnel of the Advisor or its Affiliates, but excluding personnel providing asset management or acquisition services and named executive officers of the Advisor relating to services provided to the Company, the Operating Partnership and their Subsidiaries or assets of such entities; and

(xiv)        internal or external audit, accounting, tax, legal fees and compliance costs (including personnel costs, and related overhead, of personnel of the Advisor or its Affiliates).

(b)        Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Section 10 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the reimbursable expenses of the Company and the Operating Partnership and the calculation of the Asset Management Fee, and shall deliver such statement to the Company and the Operating Partnership within 20 days after the end of each month.

(11)      Other Services.    Should the Directors request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors of the Company, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

(12)      Limitation on Reimbursement to the Advisor.    Commencing with the fourth full fiscal quarter following the effective date of the Company’s Initial Public Offering, for any period during which the Company’s Articles of Incorporation require compliance with the 2%/25% Guidelines, the Company shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed the 2%/25% Guidelines for such year (the “Excess Amount”), unless the Independent Directors make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such Expense Year. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. If the Independent Directors do not determine that such Excess Amount is justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be paid in the Expense Year and within 60 days after the end of such Expense Year there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Further, the Company shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

(13)      Other Activities of the Advisor.    Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, direct investment in assets that would be suitable for the Company and the Operating Partnership; the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of the Advisor or any of its Affiliates or of any director, officer, employee, member or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services. The Advisor and/or its Affiliates or subadvisors may, with respect to any investment in which the Company and the Operating Partnership is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company and the Operating Partnership may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor and/or its Affiliates or subadvisors may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.

The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Company and the Operating Partnership that is consistent with their investment policies and objectives, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company and the Operating Partnership even if the opportunity is of a character which, if presented to the Company and the Operating Partnership, could be taken by them.

(14)      Term; Termination of Agreement.    This Agreement shall continue in force for a period of one year from the date hereof, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties.

(15)      Termination by the Parties.    This Agreement may be terminated (i) immediately by the Company and/or the Operating Partnership for Cause or upon the bankruptcy of the Advisor; (ii) upon 60 days prior written notice without Cause and without penalty by a majority of the Independent Directors of the Company; (iii) upon 60 days prior written notice without Good Reason and without penalty by the Advisor; or (iv) immediately by the Advisor for Good Reason or upon the bankruptcy of the Company. Sections 18, 19, 20, 30 and 33 shall survive any termination of this Agreement.

(16)      Assignment to an Affiliate.    This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement.

(17)      Subcontracts with Affiliates.    The Advisor may subcontract with any Person it deems qualified, including an Affiliate, for a portion of the services and duties to be performed under this Agreement without obtaining the approval of the Directors. The Advisor may further subcontract any rights to receive fees or other payments for such services or duties under this Agreement without obtaining the approval of the Directors. Notwithstanding the foregoing, in the event of any such subcontracting by the Advisor of the services or duties to be performed by it under this Agreement, the Advisor shall remain responsible for the completion and performance of all such services and duties.

(18)      Payments to and Duties of Advisor Upon Termination.    Payments to the Advisor of unpaid expense reimbursements pursuant to this Section 18 shall be subject to the 2%/25% Guidelines to the extent applicable.

(a)        After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the Termination Date all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.

(b)        Upon a Termination Event, the Advisor shall be entitled to payment of the Performance Fee. The Performance Fee shall be calculated upon a Liquidity Event or Sale following such Termination Event and (i) in the event of a Liquidity Event, the Performance Fee shall be calculated and paid in the same manner as the Subordinated Incentive Fee and (ii) in the case of one or more Sales, the Performance Fee shall be calculated and paid in the same manner as the Subordinated Share of Net Sales Proceeds; provided, however, that the amount of the Performance Fee paid to the Advisor shall be equal to the amount as calculated above multiplied by the quotient of

(A) the number of days elapsed from the initial effective date of the Agreement with CNL Macquarie Global Income Advisors, LLC (the “Initial Effective Date”) to the effective date of the Termination Event, divided by (B) the number of days elapsed from the Initial Effective Date through the date of the Liquidity Event or the Sale, as applicable. The Company shall have the option to pay the Performance Fee in cash, Listed Equity Shares priced at the Market Value (exclusive of the amount of any cash consideration included in the calculation thereof) or Listed equity Securities received by Stockholders in exchange for their Common Shares priced at Market Value (exclusive of the amount of any cash consideration included in the calculation thereof), such fee to be payable within thirty (30) days following final determination of the Performance Fee. If the Subordinated Incentive Fee or the Subordinated Share of Net Sales Proceeds is payable to the Advisor in connection with a Liquidity Event or Sale, then the Advisor shall not receive a Performance Fee under this Section 18(b).

(c)        The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash, Listed Equity Shares or Listed equity Securities received by Stockholder in exchange for their Common Shares within 30 days of the Termination Date or within 30 days of the determination of the Market Value, as applicable.

(d)        The Advisor shall promptly upon termination:

 (i)        deliver to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

 (ii)        deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Directors;

 (iii)        deliver to the Directors all Assets, including Real Properties and Real Estate Related Securities, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

 (iv)        cooperate with the Company and the Operating Partnership to provide an orderly management transition.

(19)      Indemnification by the Company and the Operating Partnership.    The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners, employees, agents and advisors, from all liability, claims, damages, taxes or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees and costs, to the extent such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the Articles of Incorporation of the Company. Any indemnification of the Advisor may be made only out of the net assets of the Company and the Operating Partnership and not from Stockholders.

(20)      Indemnification by Advisor.    The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from all liability, claims, damages, taxes or losses and related expenses including reasonable attorneys’ fees and taxes, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, misconduct, or gross negligence, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.

(21)        Notices.    Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given deemed given and received by being delivered by hand or on the second (2nd) business day after mailing by registered or certified United States mail, postage prepaid and return receipt requested, to the other party at the address set forth below:

To the Directors and to the Company:

CNL Macquarie Global Income Trust, Inc.

Attention: Chief Financial Officer

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Facsimile: (407) 540-2500

with a copy to:

CNL Macquarie Global Income Trust, Inc.

c/o Macquarie Capital Funds Inc.

One North Wacker Drive, 9th Floor

Chicago, Illinois 60606

Facsimile: (312) 660-9386

To the Operating Partnership:

CNL Macquarie Income, LP

Attention: Chief Financial Officer

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Facsimile: (407) 540-2500

with a copy to:

CNL Macquarie Income, LP

c/o Macquarie Capital Funds Inc.

One North Wacker Drive, 9th Floor

Chicago, Illinois 60606

Facsimile: (312) 660-9386

To the Advisor:

CNL Macquarie Global Income Advisors, LLC

Attn: Chief Financial Officer

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

Facsimile: (407) 540-2500

with a copy to:

CNL Macquarie Global Income Advisors, LLC

c/o Macquarie Capital Funds Inc.

One North Wacker Drive, 9th Floor

Chicago, Illinois 60606

Facsimile: (312) 660-9386

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 21.

(22)      Amendment or Modification.    This Agreement shall not be amended, changed, modified or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or permitted assignees.

(23)      Severability.    The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(24)      Construction.    The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, and any action brought to enforce the agreements made hereunder or any action which arises out of the relationship created hereunder shall be brought exclusively in the federal or state courts for Orange County, Florida.

(25)      Entire Agreement.    This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(26)      Indulgences, Not Waivers.    Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(27)      Gender.    Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(28)      Titles Not to Affect Interpretation.    The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(29)      Execution in Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

(30)      Name.    The Advisor has proprietary interests in the names “CNL” and “Macquarie.” Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or an Affiliate thereof to perform any of the services of Advisor, the Directors of the Company will, promptly after receipt of written request from the Advisor, (a) cease to conduct business under or use either of the names “CNL” or “Macquarie,” or any diminutive thereof, and (b) change the name of the Company to a name that does not contain the name “CNL,” “Macquarie” or any other word or words that might, in the sole discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “CNL” or “Macquarie” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Directors. The Company’s right to use the name “CNL” and any associated trademarks, trade names, service marks, and other intellectual property is subject to the terms of the Brand License Agreement among CNL Intellectual Properties, Inc., a Florida corporation, as licensor, and the Advisor, the Company and CNL Macquarie Global Income Managers, LLC, a Delaware limited liability company (the “Property Manager”), as licensees, and the terms of that agreement shall supersede any inconsistent terms of this Agreement. The Company’s right to use the name “Macquarie” and any associated trademarks, trade names, service marks, and other intellectual property is subject to the terms of a License Deed among Macquarie Bank Limited, as licensor, and the Advisor, the Company, and the Property Manager, and the terms of that agreement shall supersede any inconsistent terms of this Agreement.

(31)      Independent Contractor.    Neither the Company nor the Advisor shall be construed as joint venturers or owners of each other pursuant to this Agreement, and neither shall have the power to bind or obligate the other except as set forth herein. In all respects, the status of the Company to the Advisor under this Agreement is that of an independent contractor.

(32)      Interpretation.    This Agreement shall be deemed to have been drafted jointly by the parties, and therefore no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised or imposed such provision.

(33)      Non-Solicitation.    During the period commencing on the date on which this Agreement is entered into and ending one year following the termination of the this Agreement, the Company and the Operating Partnership shall not, without the Advisor’s prior written consent, directly or indirectly, (a) solicit or encourage any person to leave the employment or other service of the Advisor, or (b) hire, on behalf of the Company, the Operating Partnership or any other person or entity, any person who has left the employment within the one year period following the termination of that person’s employment the Advisor. During the period commencing on the date hereof through and ending one year following the termination of this Agreement, the Company and the Operating Partnership will not, whether for its own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the relationship of the Advisor with, or endeavor to entice away from the Advisor, any person who during the term of the Agreement is, or during the preceding one-year period, was a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CNL MACQUARIE GLOBAL INCOME TRUST, INC.

By:
Name:	Mark Mullen
Title:	Senior Vice President

CNL MACQUARIE INCOME, LP

By:	CNL MACQUARIE INCOME GP, LLC, a Delaware limited liability company
Its:	General Partner

	By:	CNL MACQUARIE GLOBAL INCOME TRUST, INC., a Maryland corporation
	Its:	Managing Member

By:
		Name:	Mark Mullen
		Title:	Senior Vice President

CNL MACQUARIE GLOBAL INCOME ADVISORS, LLC

By:
Name:	Curtis B. McWilliams
Title:	President